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                                  EXHIBIT 99.3

                       Agreement with RP Financial, LC.

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RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants




                                                                 January 6, 1997



Mr. Billy L. Painter
President and Chief Executive Officer
First Federal Savings & Loan Association of Spartanburg
380 East Main Street
Spartanburg, South Carolina  29302-1944

Dear Mr. Painter:

        This letter sets forth the  agreement  between  First  Federal  Savings
and Loan Association   of   Spartanburg,   South   Carolina   ("First   Federal"
or the "Association"), and RP Financial, LC. ("RP Financial") for certain conversion appraisal services pertaining to the Association's mutual-to-stock conversion and simultaneous holding company formation. The specific appraisal services to be rendered by RP Financial are described below. These appraisal services will be rendered by a team of one to two senior consultants on staff and will be directed by the undersigned.


Description of Conversion Appraisal Services

        Prior to preparing the valuation report, RP Financial will conduct a financial due diligence, including on-site interviews of senior management
and reviews of financial  and  other   documents   and  records,   to  gain
insight into the Association's operations, financial condition, profitability, market area, risks and various internal and external factors which impact the pro forma value of the Association. RP Financial will prepare a written detailed valuation report of First Federal which will be fully consistent with applicable regulatory guidelines and standard pro forma valuation practices. The appraisal report will include an in-depth analysis of the Association's financial condition and operating results, as well as an assessment of the Association's interest rate risk, credit risk and liquidity risk. The appraisal report will describe the Association's business strategies, market area, prospects for the future and the intended use of proceeds both in the short term and over the longer term. A peer group analysis
relative  to  publicly-traded   savings  institutions  will  be conducted  for
the purpose of determining appropriate valuation adjustments relative to the group. We will review pertinent sections of the prospectus to obtain necessary data and information for the appraisal, including the impact of key deal elements on the appraised value, such as dividend policy, use of
proceeds   and   reinvestment   rate,   tax  rate,   conversion   expenses   and
characteristics of stock plans. The appraisal report will establish a midpoint pro forma value as well as the range of value. The appraisal report may be periodically updated throughout the conversion process and there will be at least one updated valuation prepared at the time of the closing of the stock offering.

        RP Financial agrees to deliver the valuation appraisal and subsequent updates, in writing, to First Federal at the above address in conjunction with the filing of the regulatory application. Subsequent updates will be filed promptly as certain events occur which would warrant the preparation and filing of such valuation updates. Further, RP Financial agrees to perform such other services as are necessary or required in connection with the regulatory review of the appraisal and respond to the regulatory comments, if any, regarding the valuation appraisal and subsequent updates.



--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788



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RP Financial, LC.
Mr. Billy L. Painter
January 6, 1997
Page 2



Fee Structure and Payment Schedule

        First Federal agrees to pay RP Financial a fixed fee of $35,000 for these services, plus reimbursable expenses. Payment of these fees shall be made according to the following schedule:

         o $5,000 upon execution of the letter of agreement engaging RP Financial's appraisal services;

         o  $25,000 upon delivery of the completed original appraisal report;
            and

         o $5,000 upon completion of the conversion to cover all subsequent valuation updates that may be required.

        The Association will reimburse RP Financial for out-of-pocket expenses incurred in preparation of the valuation. Such out-of-pocket expenses will likely include travel, printing, telephone, facsimile, shipping, computer and data services. RP Financial will agree to limit reimbursable expenses to a reasonable cap, subject to written authorization from the Association to exceed such level.

        In the event First Federal shall, for any reason, discontinue the proposed conversion prior to delivery of the completed documents set forth above and payment of the respective progress payment fees, First Federal agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the respective fee caps noted above, after giving full credit to the initial retainer fee. RP Financial's standard billing rates range from $75 per hour for research associates to $250 per hour for managing directors.

        If during the course of the proposed transaction, unforeseen events occur so as to materially change the nature or the work content of the services described in this contract, the terms of said contract shall be subject to renegotiation by First Federal and RP Financial. Such unforeseen events shall include, but not be limited to, major changes in the conversion regulations, appraisal guidelines or processing procedures as they relate to conversion appraisals, major changes in management or procedures, operating policies or philosophies, and excessive delays or suspension of processing of conversion applications by the regulators such that completion of the conversion transaction requires the preparation by RP Financial of a new appraisal or financial projections.

Representations and Warranties

        First Federal and RP Financial agree to the following:

        1. The Association agrees to make available or to supply to RP Financial such information with respect to its business and financial condition as RP Financial may reasonably request in order to provide the aforesaid valuation. Such information heretofore or hereafter supplied or made available to RP Financial shall include: annual financial statements, periodic regulatory filings and material agreements, debt instruments, off balance sheet assets or liabilities, commitments and contingencies, unrealized gains or losses and corporate books and records. All information provided by the Association to RP Financial shall remain strictly confidential (unless such information is otherwise made available to the public), and if conversion is not consummated or the services of RP Financial are terminated hereunder, RP Financial shall upon request promptly return to the Association the original and any copies of such information.

        2. The Association hereby represents and warrants to RP Financial that any information provided to RP Financial does not and will not, to the best of the Association's knowledge, at the times it is provided to RP



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RP Financial, LC.
Mr. Billy L. Painter
January 6, 1997
Page 3



Financial, contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements therein not false or misleading in light of the circumstances under which they were made.

         3. (a) The Association agrees that it will indemnify and hold harmless RP Financial, any affiliates of RP Financial, the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial in connection with the services called for under this agreement (hereinafter referred to as "RP Financial"), from and against any and all losses, claims, damages and liabilities (including, but not limited to, all losses and expenses in connection with claims under the federal securities laws) attributable to (i) any untrue statement or alleged untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by the Association to RP Financial, either orally or in writing; (ii) the omission or alleged omission of a material fact from the financial statements or other information furnished or otherwise made available by the Association to RP Financial; or (iii) any action or omission to act by the Association, or the Association's respective officers, directors, employees or agents which action or omission is willful or negligent. The Association will be under no obligation to indemnify RP Financial hereunder if a court determines that RP Financial was negligent or acted in bad faith with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought hereunder. Any time devoted by employees of RP Financial to situations for which indemnification is provided hereunder, shall be an indemnifiable cost payable by the Association at the normal hourly professional rate chargeable by such employee.

            (b) RP Financial shall give written notice to the Association of such claim or facts within thirty days of the assertion of any claim or discovery of material facts upon which the RP Financial intends to base a claim for indemnification hereunder. In the event the Association elects, within seven days of the receipt of the original notice thereof, to contest such claim by written notice to RP Financial, RP Financial will be entitled to be paid any amounts payable by the Association hereunder, together with interest on such costs from the date incurred at the annual rate of prime plus two percent within five days after the final determination of such contest either by written acknowledgement of the Association or a final judgment of a court of competent jurisdiction. If the Association does not so elect, RP Financial shall be paid promptly and in any event within thirty days after receipt by the Association of the notice of the claim.

            (c) The Association shall pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by RP Financial in advance of the final disposition of any proceeding within thirty days of the receipt of such request if RP Financial furnishes the Association: (1) a written statement of RP Financial's good faith belief that it is entitled to indemnification hereunder; and (2) a written undertaking to repay the advance if it ultimately is determined in a final adjudication of such proceeding that it or he is not entitled to such indemnification.

            (d) In the event the Association does not pay any indemnified loss or make advance reimbursements of expenses in accordance with the terms of this agreement, RP Financial shall have all remedies available at law or in equity to enforce such obligation.

         It is understood that, in connection with RP Financial's above-mentioned engagement, RP Financial may also be engaged to act for the Association in one or more additional capacities, and that the terms of the original engagement may be embodied in one or more separate agreements. The provisions of Paragraph 3 herein shall apply to the original engagement, any such additional engagement, any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of RP Financial's engagement(s). This agreement constitutes the entire understanding of the Association and RP Financial concerning the subject matter addressed herein, and such contract shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. This agreement may not be modified, supplemented or amended except by written agreement executed by both parties.



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RP Financial, LC.
Mr. Billy L. Painter
January 6, 1997
Page 4



         First Federal and RP Financial are not affiliated, and neither First Federal nor RP Financial has an economic interest in, or is held in common with, the other and has not derived a significant portion of its gross revenues, receipts or net income for any period from transactions with the other.

                        *  *  *  *  *  *  *  *  *  *  *

         Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter, together with the initial retainer fee of $5,000.


                                    Sincerely,



                                    /s/ Ronald S. Riggins
                                    ---------------------
                                    Ronald S. Riggins
                                    President and Managing Director




Agreed To and Accepted By:   Billy L. Painter  /s/ Billy L. Painter
                                              ---------------------
                             President and Chief Executive Officer


Upon Authorization by the Board of Directors For:   First Federal Savings and
                                                    Loan Association of
                                                    Spartanburg
                                                    Spartanburg, South Carolina


Date Executed:   2/4/97
                 --------------------------

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RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants




                                                                 January 6, 1997



Mr. Billy L. Painter
President and Chief Executive Officer
First Federal Savings & Loan Association of Spartanburg
380 East Main Street
Spartanburg, South Carolina  29302-1944

Dear Mr. Painter:

         This letter sets forth the  agreement  between  First  Federal  Savings
and Loan Association   of   Spartanburg,   South   Carolina   ("First   Federal"
or the "Association"), and RP Financial, LC. ("RP Financial"), whereby the Association has engaged RP Financial to prepare the regulatory business plan and financial projections to be adopted by the Association's Board of Directors in conjunction with the concurrent formation of a holding company and the Association's mutual-to-stock conversion. These services are described in greater detail below.

Description of Proposed Services

         RP Financial's business planning services will include the following areas: (1) evaluating First Federal's current financial and operating condition, business strategies and anticipated strategies in the future; (2) analyzing and quantifying the impact of business strategies, incorporating the use of net conversion proceeds both in the short and long term; (3) preparing detailed financial projections on a quarterly basis for a period of at least three fiscal years to reflect the impact of Board approved business strategies and use of proceeds; (4) preparing the written business plan document which conforms with applicable regulatory guidelines including a description of the use of proceeds and how the convenience and needs of the community will be addressed; and (5) preparing the detailed schedules of the capitalization of the holding company and the cash flows between the holding company and the Association.

         Contents of the business plan will include: Philosophy/Goals; Economic Environment and Background; Lending, Leasing and Investment Activities; Deposit, Savings and Borrowing Activity; Asset and Liability
Management;   Operations;  Records,  Systems  and  Controls;  Growth,
Profitability and Capital; Responsibility for Monitoring this Plan.

         RP Financial agrees to prepare the business plan and accompanying financial projections in writing such that the business plan can be filed with the appropriate regulatory agencies prior to filing the conversion application.


Fee Structure and Payment Schedule

         The Association agrees to compensate RP Financial for preparation of the business plan on a fixed fee basis of $7,500. Payment of the professional fees shall be made upon delivery of the completed business plan.


--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788





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RP Financial, LC.
Mr. Billy L. Painter
January 6, 1997
Page 2



         The Association also agrees to reimburse RP Financial for those direct out-of-pocket expenses necessary and incidental to providing the business planning services. Reimbursable expenses will likely include shipping, telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed. RP Financial will agree to limit reimbursable expenses to a reasonable cap, subject to written authorization from the Association to exceed such level.

         In the event the Association shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, the Association agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

         If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Association and RP Financial. Such unforeseen events may include changes in regulatory requirements as it
specifically   relates  to  First  Federal  or  potential transactions  which will dramatically impact the Association such as a pending acquisition or branch transaction.

                        *  *  *  *  *  *  *  *  *  *  *

         Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.

                                   Sincerely,


                                   /s/ Ronald S. Riggins
                                   ---------------------
                                   Ronald S. Riggins
                                   President and Managing Director




Agreed To and Accepted By:   Billy L. Painter  /s/ Billy L. Painter
                                               --------------------
                             President and Chief Executive Officer

Upon Authorization by the Board of Directors For:   First Federal Savings and
                                                    Loan Association of
                                                    Spartanburg
                                                    Spartanburg, South Carolina


Date Executed:   2/4/97
                 --------------------------



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RP FINANCIAL, LC.
------------------------------------------------
Financial Services Industry Consultants


                                                  January 6, 1997
                                                  * VIA FEDEX*



Mr. Billy L. Painter
President and Chief Executive Officer
First Federal Savings & Loan Association of Spartanburg
380 East Main Street
Spartanburg, South Carolina 29302-1944

Dear Mr. Painter:

     Pursuant to my conversation with Paul Aguggia of Breyer & Aguggia, we are pleased to submit RP Financial's proposals for appraisal and planning services.

     RP Financial is the leading firm in the nation with respect to preparation of conversion appraisals and related business planning. In this regard, over the last five years, RP Financial provided appraisals for more than 160 conversion transactions with gross proceeds approximating nearly $6 billion. This includes appraisal services for the majority of the offerings over $50 million in proceeds. In addition, we have performed conversion appraisal services for a number of recent southeast conversions, including the following offerings over $50 million: Home Federal in North Carolina, Home Savings in Florida, Great Financial in Kentucky, First Federal in Virginia and Iberia Savings in Louisiana. In addition, we have performed appraisal and planning services for several South Carolina institutions, most recently Perpetual Savings in Anderson.

     We will be able to conform with the proposed conversion timetable, culminating in filing the application, appraisal and business plan in early 1997. With our automated in-house data bases of publicly-traded institutions, all insured financial institutions, economic/demographic and competitive data bases coupled with the proposed staffing of the project, we can accommodate the schedule. Our strong working relationships with Breyer & Aguggia and Trident Securities should be extremely beneficial in facilitating a smooth conversion process. We will ensure the appraisal and business plan documents are prepared in a form consistent with the appropriate federal regulations.

     Should RP Financial be engaged for the appraisal and planning services, we will coordinate our initial data and information needs with materials you have already provided to Breyer & Aguggia--we will then request any additional information directly from First Federal.

     I look forward to speaking with you further about RP Financial's appraisal and planning services.


                                             Sincerely,

                                             (Signature of Ronald S. Riggins)
                                             Ronald S. Riggins
                                             President and Managing Director

Enclosures

cc: Paul M. Aguggia, Esq.


--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Sutie 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

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